POWER OF ATTORNEY

The undersigned officers and trustees of FRANKLIN U.S. GOVERNMENT MONEY FUND, a Delaware statutory trust (the "Registrant"), hereby appoint Alison e. baur, ALEXANDER Y. KYMN, GEORGE HOYT, THOMAS MANDIA, TARA E. GORMEL, NAVID TOFIGH, BRUCE G. LETO, ALISON M. FULLER, KRISTIN H. IVES AND MARGUERITE C. BATEMAN (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

 This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

 The undersigned officers and trustees hereby execute this Power of Attorney as of the 24th day of May 2023.

/s/ Sonal Desai	/s/ Harris J. Ashton
Sonal Desai	Harris J. Ashton
President and Chief Executive Officer-Investment Management	Trustee

/s/ Terrence J. Checki	/s/ Mary C. Choksi
Terrence J. Checki	Mary C. Choksi
Trustee	Trustee

/s/ Edith E. Holiday	/s/ Gregory E. Johnson
Edith E. Holiday	Gregory E. Johnson
Trustee	Trustee

/s/ Rupert H. Johnson, Jr.	/s/ J. Michael Luttig
Rupert H. Johnson, Jr.	J. Michael Luttig
Trustee	Trustee

/s/ Larry D. Thompson	/s/ Valerie M. Williams
Larry D. Thompson	Valerie M. Williams
Trustee	Trustee

/s/ Matthew T. Hinkle	/s/ Christopher Kings
Matthew T. Hinkle	Christopher Kings
Chief Executive Officer-Finance and Administration	Chief Financial Officer and Chief Accounting Officer